DEVELOPMENT AGREEMENT

SHEEBA'S CURSE

THIS DEVELOPMENT AGREEMENT (,'Agreement") is entered into as of February 9, 2010, by and between Angel Entertainment Corporation ("Angel") and Far Vista Interactive Corporation ("FVSTA") in connection with the development, production and exploitation of a video game currently entitled "Sheeba's Curse" (the "Game") and the potential development, production and exploitation of a movie based on the Game (the "Movie") all as more fully set forth herein.

NOW THEREFORE, based on the foregoing recitals and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.           Development. Angel and FVSTA in good faith shall work together using commercially reasonable efforts to jointly raise financing for the development and production of the Game and the development and production of the Movie. FVSTA hereby grants to Angel the sole, irrevocable and exclusive right, title and interest in and to all motion picture rights in the Game, including its title, characters, concepts and storylines and the right to exploit all such motion picture rights in any and all media throughout the world (the "Rights"). FVSTA represents and warrants that it has the full right and authority to grant the Rights to Angel, that it is the sole owner of the Rights, that it has not previously granted the Rights to anyone else and that the Rights are original to the Owner and do not contravene any rights of any third party.

2.           Development Activities. The Parties shall work together in all development activities including, without limitation, the development, preparation and submission of any treatments, screenplays, character design, budgets, notes, revisions, rewrites and other writings for the development of the Game and the Movie (the "Development Materials").

3.           Decision Making. All decisions relating to the Development Materials of the Game and the Movie, including the development budget and financing structure shall be made jointly by the Parties in good faith.

4.           Production and Exploitation. Upon completion of Development and Financing, the Parties shall enter into a subsequent agreement relating to Production and Exploitation, such agreement to be negotiated by the Patties in good faith. It is the intention of the Parties that FVSTA shall be responsible for the production and exploitation of the Game and that Angel shall be responsible for the production and exploitation of the Movie.

5.           Joint Marketing. The Parties shall agree upon a joint marketing plan to maximize the potential for cross-promotion of both the Game and the Movie.

6.           Revenues.  The Parties intend that the revenues derived from the production and exploitation of the Game shall be attributed to FVSTA, and that the revenues derived from the production and exploitation of the Movie shall be attributed to Angel. Notwithstanding the foregoing, each party shall receive three (3%) per cent of the other party's Producer's Gross Receipts. Revenues received from the sale or licensing of ancillary rights (toys, posters, apparel, etc.) shall be divided equally between the Parties.

7.           Attachment. The Parties agree that each Party is attached to the development of the Game and the Movie and that neither Party can proceed without the involvement of the other Party. In the event full financing for the mutually agreed budget is not obtained on or before December 31, 2013, all right, title and interest in the Rights and the Development Materials shall revert to FVSTA, subject to the repayment to Angel of all of its development costs.

8.           Further Negotiations. The Parties agree to negotiate in good faith all further aspects relating to the development, production and exploitation of the Game and the Movie, including without limitation, the roles and responsibilities of each Party and the fees and expenses payable to each Party. It is contemplated that a more formal agreement will be entered into by the Parties. Unless and until such time that such more formal agreement is entered into, this Agreement shall constitute the sole, entire and binding agreement between the Parties. Nothing herein creates a partnership between the Parties.

IN WITNESS WHEREOF, the parties have executed this Agreement.

ANGEL ENTERTAINMENT CORPORATION

Per: /s/ W. Start

FAR VISTA INTERACTIVE CORPORATION

Per: /s/ Richard Buckley